UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2014

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2014, Visteon Corporation and its wholly owned subsidiary, VIHI, LLC (collectively, “Visteon”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Hahn & Co. Auto Holdings Co., Ltd. (“Hahn”) and Hankook Tire Co., Ltd. (“Hankook” and, together with Hahn, the “Purchasers”). Pursuant to the Purchase Agreement, Visteon has agreed to sell to Purchasers all of its shares of Halla Visteon Climate Control Corporation, a Korean corporation (“HVCC”), which equal approximately 70% of the outstanding shares of HVCC (the “Sale”), for KRW52,000 per share. The Purchase Price will be reduced by the amount of the 2014 dividend payable on the HVCC shares to be transferred, which dividend will be retained by Visteon.

The closing of the Sale, which Visteon expects will occur in the first half of 2015, is subject to various conditions, including without limitation (i) the approval by the holders of at least a majority of the outstanding shares of Visteon common stock entitled to vote on the Sale (“Requisite Stockholder Approval”), (ii) regulatory and antitrust approvals and (iii) the absence of any law or order restraining, enjoining, rendering illegal or otherwise prohibiting the Sale. Moreover, each party’s obligation to consummate the Sale is subject to certain other conditions, including without limitation (a) the accuracy of each other party’s representations and warranties (subject to certain qualifications) and (b) each other party’s material compliance with its covenants and agreements contained in the Purchase Agreement. In addition, Purchasers’ obligations to consummate the Sale are subject to a Material Adverse Effect (as defined in the Purchase Agreement) not occurring from the date of the Purchase Agreement. Consummation of the Sale is not subject to a financing condition.

Visteon has made customary representations and warranties in the Purchase Agreement and has agreed to customary covenants regarding the operation of the business of HVCC and its subsidiaries prior to the closing. Each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants, transaction-related taxes and certain other matters, subject to certain exceptions. Under the Purchase Agreement, Visteon is also subject to the “go-shop” covenant described below.

During the period beginning on the date of the Purchase Agreement and continuing until 11:59 p.m. New York time on January 31, 2015 (the “Go-Shop Period”), Visteon may solicit, initiate, encourage and facilitate any competing proposal from third parties, other than a Restricted Party (as defined in the Purchase Agreement), grant waivers under or terminate any “standstill” or similar obligations of any such third party in order to allow such third party to make a competing proposal, participate in discussions and negotiations with such third parties regarding such competing proposals and provide nonpublic information to such third parties pursuant to an Acceptable Confidentiality Agreement (as defined in the Purchase Agreement) with each such third party. Following expiration of the Go-Shop Period and until the earlier of the effective time of the Sale or termination of the Purchase Agreement in accordance with its terms, Visteon will be subject to customary “no-shop” restrictions on its ability to initiate, solicit, knowingly facilitate or encourage any competing proposals from third parties or participate in discussions and negotiations with any third parties regarding any competing proposals and provide nonpublic information to any third parties, except that Visteon may, for a period of fifteen (15) days following the expiration of the Go-Shop Period, continue solicitation of, or discussions or negotiations with, third parties engaged by Visteon during the Go-Shop Period with whom a written competing proposal remains pending as of and following the expiration of the Go-Shop Period and which competing proposal Visteon’s Board of Directors (the “Board”) determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Purchase Agreement) (each such third party, an “Excluded Party”). Following expiration of the Go-Shop Period Visteon is not permitted to solicit competing proposals from third parties or take certain other actions, provided that before Visteon has obtained the Requisite Stockholder Approval, if Visteon receives a written competing proposal from a third party, Visteon may contact such third party to clarify the terms and conditions of such proposal and may engage in negotiations or substantive discussions with, or furnish any information and other access to, such third party, subject to (i) the Board first determining in good faith (after consultation with its financial advisors and legal counsel) that (a) such competing proposal either constitutes, or could reasonably be expected to lead to, a Superior Proposal and (b) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) if Visteon will provide nonpublic information, (a) Visteon provides any such nonpublic information to such third party pursuant to an Acceptable Confidentiality Agreement and (b) if any such nonpublic information has not previously been provided to Purchasers, Visteon provides such nonpublic information prior to or substantially concurrently to Purchasers.

Prior to Visteon obtaining the Requisite Stockholder Approval, the no-shop restrictions above are subject to a “fiduciary out” provision, which permits the Board, subject to Visteon’s compliance with certain obligations described below, to (i) change its recommendation to Visteon’s stockholders regarding the Sale or take certain other related adverse actions (each such action, an “Adverse Recommendation Change”) and/or (ii) adopt, approve or recommend an alternative agreement with respect to a competing proposal from a third party. With respect to certain Adverse Recommendation Changes, the Board may take such actions if the failure to take such action would be expected to be inconsistent with the directors’ fiduciary duties under applicable law. With respect to (i) or (ii), the Board may take any such actions with respect to a competing proposal from a third party if the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such competing proposal constitutes a Superior Proposal and that the failure to take such action would be expected to be inconsistent with the directors’ fiduciary duties under applicable law. Visteon would be permitted to enter an alternative agreement with respect to such Superior Proposal only if it terminated the Purchase Agreement and paid certain fees owed to Purchasers as described further below. However, before the Board may make any Adverse Recommendation Change or Visteon may terminate the Purchase Agreement in light of a Superior Proposal, Visteon must comply with certain notice obligations with respect to Purchasers.

The Purchase Agreement contains certain termination rights for Visteon and Purchasers. The Purchase Agreement may be terminated under certain circumstances, including (i) by mutual written agreement, (ii) the uncured failure of the other party’s breach or failure to perform any of its representations, warranties, covenants or other agreements contained in the Purchase Agreement, which breach or failure to perform would result in the failure of a closing condition, (iii) if the Sale is not consummated on or before June 30, 2015, (iv) if the Sale becomes subject to a final, non-appealable law or order restraining, enjoining or otherwise prohibiting or making illegal the Sale, (v) if the Requisite Stockholder Approval is not obtained following a vote of stockholders taken thereon, (vi) if, prior to the receipt of the Requisite Stockholder Approval, the Board makes an Adverse Recommendation Change, (vii) if Visteon enters into a definitive agreement with respect to a Superior Proposal, or (viii) if Purchasers have failed to consummate the Sale pursuant to the Purchase Agreement notwithstanding the satisfaction or waiver of the conditions to Purchasers’ obligations to do so and confirmation from Visteon that they are ready, willing and able to consummate the closing. In addition, the Purchase Agreement includes the following termination rights:

•	If the Purchase Agreement is terminated by either Visteon or Purchasers in connection with Visteon’s entry into a definitive agreement with respect to a Superior Proposal with a third party that is an Excluded Party, and such termination occurs within fifteen (15) days after the end of the Go-Shop Period, then Visteon will be required to pay Purchasers a termination fee equal to $71,500,000.

•	If the Purchase Agreement is terminated by either Visteon or Purchasers in connection with the Board’s Adverse Recommendation Change or Visteon’s entry into a definitive agreement with a third party that is not an Excluded Party, or if an Excluded Party, such termination occurs more than fifteen (15) days after the end of the Go-Shop Period, then Visteon will be required to pay Purchasers a termination fee equal to $107,300,000.

•	If (i) a third party has made a public competing proposal not yet withdrawn, (ii) the Purchase Agreement is terminated by (a) Purchasers because Visteon has breached its representations, warranties, covenants or other agreements in the Purchase Agreement in certain circumstances and has failed to cure such breach within a certain period or (b) by either Visteon or Purchasers in connection with not having obtained the Requisite Stockholder Approval at a stockholder vote thereon and (iii) within twelve (12) months of such termination, Visteon consummates a competing proposal with a third party, then Visteon will be required to pay Purchasers a termination fee equal to $107,300,000.

•	If the Purchase Agreement is terminated by Visteon (i) because Purchasers breached their respective representations, warranties, covenants or other agreements in the Purchase Agreement in certain circumstances and have failed to cure such breach within a certain period or (ii) because Purchasers have failed to consummate the Sale pursuant to the Purchase Agreement notwithstanding the satisfaction or waiver of the conditions to Purchasers’ obligations to do so and certain notice of such failure from Visteon to Purchasers, then Purchasers will be required to pay Visteon a reverse termination fee equal to $178,800,000.

Purchasers have secured committed financing, consisting of a combination of (i) equity to be provided by Hahn & Company I L.P., Hahn & Company II L.P., Hahn & Company II-A L.P. and HCPE II, LP and (ii) debt financing to be provided by Korea Exchange Bank, Shinhan Bank and Woori Investment & Securities Co., Ltd. Purchasers are responsible for any out-of-pocket expenses incurred in connection with obtaining financing and any expenses incurred by Visteon will be reimbursed by Purchasers. The Purchase Agreement also provides that either party may specifically enforce the other party’s obligations under the Purchase Agreement, provided that Visteon may only cause Purchasers to fund the equity financing if certain conditions are satisfied, including the funding of the debt financing or such funding being required to be funded at the closing pursuant to the debt financing commitments if the equity financing is funded at the closing.

In connection with the closing of the Sale, Visteon and Purchasers and/or HVCC will enter into certain other agreements, including a transition services agreement, pursuant to which, for a specified period following the Closing, Visteon will provide certain services to HVCC and HVCC will provide certain services to Visteon.

The representations, warranties and covenants of Visteon contained in the Purchase Agreement have been made solely for the benefit of Purchasers. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by (a) matters specifically disclosed in certain of Visteon’s filings with the Securities and Exchange Commission (the “SEC”) and the Financial Services Commission of South Korea prior to the date of the Purchase Agreement and (b) confidential disclosures made to Purchasers in the disclosure letter delivered in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or, in the event the closing occurs, as of the date of the closing, or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Visteon or its business.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Visteon or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Visteon’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Visteon that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that Visteon files with the SEC.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On December 17, 2014, Visteon issued a press release announcing that it had entered into the Purchase Agreement. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Visteon intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Visteon will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VISTEON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT VISTEON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VISTEON AND THE PROPOSED TRANSACTION. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed byVisteon with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Visteon’s website, www.visteon.com, or by contacting our Investor Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (734) 710-5793; or via email at bkrakowi@visteon.com.

Visteon and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Visteon’s stockholders with respect to the proposed transaction. Information about Visteon’s directors and executive officers and their ownership of Visteon’s common stock is set forth in the proxy statement for Visteon’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of December 17, 2014, by and among Visteon Corporation, VIHI, LLC, Hahn & Co. Auto Holdings Co., Ltd and Hankook Tire Co., Ltd.*

99.1	Press Release dated December 17, 2014.

*	The schedules and exhibits to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Visteon agrees to furnish supplementally a copy of any omitted schedules to the Securities Exchange Commission upon request.

Forward-Looking Information

This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (9) those factors identified in our filings with the SEC. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Current Report, and which we assume no obligation to update. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle productions levels, customer price reductions and currency exchange rates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: December 19, 2014	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of December 17, 2014, by and among Visteon Corporation, VIHI, LLC, Hahn & Co. Auto Holdings Co., Ltd and Hankook Tire Co., Ltd.

99.1	Press Release dated December 17, 2014.

*	The schedules and exhibits to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Visteon agrees to furnish supplementally a copy of any omitted schedules to the Securities Exchange Commission upon request.